UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2014

SCRIPPS NETWORKS INTERACTIVE, INC.

(Exact name of Registrant as specified in its charter)

Ohio	1-34004	61-1551890
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9721 Sherrill Boulevard Knoxville, Tennessee		37932
(Address of principal executive offices)		(Zip code)

(865) 694-2700

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Scripps Networks Interactive, Inc. (the “Company”) recently announced that Wesley W. Scripps had been appointed to the Board of Directors (“Board”). Mr. Scripps was elected during the Company’s Annual Meeting of Shareholders on May 13, 2014 and was appointed to the Board’s nominating and governance committee. Mr. Scripps is an internet entrepreneur and heir to media company founder Edward W. Scripps. Mr. Scripps owns and operates Forlio Designs, a web development and design firm based in Grand Junction, Colorado.

In connection with Mr. Scripps’ service to the Company as a director, he is entitled to receive an annual cash retainer for his board and committee service as well as stock option and restricted stock unit grants in the Company’s Class A common stock. The stock grants are pursuant to the Company’s Long-Term Incentive Plan which has been previously filed with the SEC.

A copy of the press release announcing the election is filed as Exhibit 99.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 13, 2014. The certified results of the matters voted upon at the meeting, which are more fully described in our proxy statement, are as follows:

Description of Matters Submitted	In Favor	Authority Withheld
1. Election of Directors:
Class A Common Shares:
Jarl Mohn	66,148,301	1,958,765
Nicholas B. Paumgarten	67,590,177	516,889
Jeffrey Sagansky	64,737,920	3,369,146
Ronald W. Tysoe	58,545,323	9,561,743

Common Voting Shares:
Gina L. Bianchini	33,939,111	—
Michael R. Costa	33,939,111	—
David A. Galloway	33,939,111	—
Kenneth W. Lowe	33,939,111	—
Richelle P. Parham	33,939,111	—
Mary McCabe Peirce	33,939,111	—
Nackey E. Scagliotti	33,939,111	—
Wesley W. Scripps	33,939,111	—

	For	Abstain
2. Advisory Vote on Executive Compensation:
Common Voting Shares	33,939,111	—

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99	Press release dated May 13, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCRIPPS NETWORKS INTERACTIVE, INC.

Date: May 16, 2014	By:	/s/ Cynthia L. Gibson
Cynthia L. Gibson
EVP, Chief Legal Officer and Corporate Secretary

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